AMENDMENT ONE
                                     TO THE
                          NICHOLS RESEARCH CORPORATION
                             1991 STOCK OPTION PLAN

     Pursuant  to  Section 8 of the Nichols Research Corporation 1991 Stock

Option Plan (the "Plan"),  Nichols  Research  Corporation  (the "Company"),

hereby amends the Plan as follows:

     1. Effective upon approval by the shareholders of the Company, the second sentence of Section 4 of the Plan is hereby deleted in its entirety, and the following new sentence is substituted in its place:

                The aggregate number of shares which may be issued pursuant to option exercises shall not exceed 650,000 shares of Capital Stock.

     Except  as amended above, the Plan shall  remain  in  full  force  and effect according to its terms and provisions.

     Done this the 25th day of August, 1993.

                              NICHOLS RESEARCH CORPORATION


                                   Chris H. Horgen
                              By:__________________________________
                                   Its Chief Executive Officer

                                 AMENDMENT TWO
                                     TO THE
                          NICHOLS RESEARCH CORPORATION
                             1991 STOCK OPTION PLAN

     Pursuant  to  Section 8 of the Nichols Research Corporation 1991 Stock

Option Plan (the "Plan"),  Nichols  Research  Corporation  (the "Company"),

hereby amends the Plan as follows:

     1. Effective upon approval by the shareholders of the Company, the second sentence of Section 4 of the Plan is amended to increase by 300,000 shares the aggregate number of shares which may be issued pursuant to option exercises under the Plan, to 950,000 shares of Capital Stock.

     2. Effective September 1, 1994, Section 6 of the Plan is hereby amended to extend the term of the Plan by providing that the Plan will expire on November 12, 2000.

     Except  as amended above, the Plan shall  remain  in  full  force  and effect according to its terms and provisions.

     Done this the 12th day of January, 1995.

                              NICHOLS RESEARCH CORPORATION


                                      Chris H. Horgen
                              By:__________________________________
                                   Its Chief Executive Officer

                                AMENDMENT THREE
                                     TO THE
                          NICHOLS RESEARCH CORPORATION
                             1991 STOCK OPTION PLAN

     Pursuant  to  Section 8 of the Nichols Research Corporation 1991 Stock

Option Plan (the "Plan"),  Nichols  Research  Corporation  (the "Company"),

hereby amends the Plan as follows:

     Effective upon approval by the shareholders of the Company, the second sentence of Section 4 of the Plan is amended to increase by 500,000 shares the aggregate number of shares which may be issued pursuant to option exercises under the Plan, to 1,450,000 shares of Capital Stock.

     Except as amended above, the Plan  shall  remain  in  full  force  and effect according to its terms and provisions.

     Done this the 11th day of January, 1996.

                                      NICHOLS RESEARCH CORPORATION


                                              Chris H. Horgen
                                      By:__________________________________
                                           Its Chief Executive Officer

                                 AMENDMENT FOUR
                                     TO THE
                          NICHOLS RESEARCH CORPORATION
                             1991 STOCK OPTION PLAN

     Pursuant  to  Section 8 of the Nichols Research Corporation 1991 Stock

Option Plan (the "Plan"),  Nichols  Research  Corporation  (the "Company"),

hereby amends the Plan as follows:

     1.   Subject to approval by the shareholders of the Company, effective

November  1,  1996, the first five sentences of Section 2 of the  Plan  are hereby deleted  in  their  entirety  and  the  following  new sentences are substituted in their place:

          The Plan shall be administered by a committee (the "Committee") composed of the entire Board of Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors. For this purpose, the term "Non-Employee Director" shall mean a person who is a member of the Company's Board of Directors who
     (a) is not currently an officer or employee of the Company or any parent or subsidiary of the Company, (b) does not directly or indirectly receive compensation for serving as a consultant or in any other non-director capacity from the Company or any parent or subsidiary of the Company that exceeds the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934 ("Regulation S-K"), (c) does not possess an interest in any other transaction with the Company or any parent or subsidiary of the Company for which disclosure would be required pursuant to Item 404(a) of Regulation S-K, and (d) is not engaged in a business relationship with the Company or any parent or subsidiary of the Company which would be disclosable under Item 404(b) of Regulation S-K. In the event the Committee is a committee composed of two or more Non-Employee Directors, the Board of Directors may from time to time remove members from, add members to, and fill vacancies, on the Committee. A member of the Committee shall be eligible to participate in the Plan and receive options under the Plan.

     2.   Subject to approval by the shareholders of the Company, effective

November 1,  1996,  the  third  sentence of Section 3 of the Plan is hereby deleted.

     3.   Subject to approval by the shareholders of the Company, effective

November 1, 1996, Section 8 of the Plan is hereby deleted and the following new Section 8 is substituted in its place:

          The Board of Directors, insofar as permitted by law, shall have the right from time to time with respect to any shares at the time not subject to options, to suspend or discontinue the Plan or revise or amend it in any respect whatsoever, except that without approval of the shareholders of the Company, no such revision or amendment shall:
     (a) change the number of shares for which options may be granted under the Plan either in the aggregate or to any individual employee, (b) change the provisions relating to the determination of employees to whom options shall be granted, (c) remove the administration of the Plan from the Committee, or (d) decrease the price at which Incentive Options may be granted.

     Except as amended  above,  the  Plan  shall  remain  in full force and effect according to its terms and provisions.

     Done this the 14th day of November, 1996.

                              NICHOLS RESEARCH CORPORATION



                                      Chris H. Horgen
                              By:__________________________________
                                   Its Chief Executive Officer

                                 AMENDMENT FIVE
                                     TO THE
                          NICHOLS RESEARCH CORPORATION
                             1991 STOCK OPTION PLAN

     Pursuant  to  Section 8 of the Nichols Research Corporation 1991 Stock

Option Plan (the "Plan"), Nichols Research Corporation (the "Corporation"),

hereby amends the Plan as follows:

     1. Effective September 1, 1997, Section 5(c) of the Plan is hereby deleted in its entirety and the following new Section 5(c) is inserted in its place:

          (C)  MEDIUM AND TIME OF PAYMENT.

          The option recipient may pay the option price in cash, by means of unrestricted shares of the Corporation's Common Stock, or in any combination thereof. Notwithstanding the foregoing, shares of the Corporation's Common Stock may be used to exercise an option only if the number of shares for which the option is then being exercised is at least five hundred (500) shares. The option recipient must pay for shares received pursuant to an option exercise on or before the date of such exercise. Payment in currency or by check, bank draft, cashier's check, or postal money order shall be considered payment in cash. In the event of payment in the Corporation's Common Stock, the shares used in payment of the option price shall be taken at the Fair Market Value of such shares on the date they are tendered to the Corporation. The shares purchased upon exercise of an option with shares of the Corporation's Common Stock owned by the option recipient may not be sold, exchanged, pledged or otherwise transferred during the one (1) year period following such purchase and shall bear the following restrictive legend:

          The shares represented by this certificate were acquired with shares of Nichols Research Corporation common stock and, therefore, pursuant to the terms of
          Section 5(c) of the Nichols Research Corporation 1991 Stock Option Plan, may not be sold, exchanged, pledged or otherwise transferred during the one (1) year period commencing on the date shown on the face of this certificate.

     Except  as  amended  above,  the  Plan shall remain in full force  and effect according to its terms and provisions.

     Done this the 15th day of May, 1997.

                              NICHOLS RESEARCH CORPORATION


                                      Chris H. Horgen
                              By:__________________________________
                                   Its Chief Executive Officer